EXHIBIT 23-2

                   CONSENT OF CAHILL, WILINSKI & CAHILL

To The Board of Directors,
  PECO Energy Company:

    We hereby consent to all references to our firm included in or made a part of the Registration Statement.

                                    /s/ CAHILL, WILINSKI & CAHILL
                            ---------------------------------------------
                                        CAHILL, WILINSKI & CAHILL


Haddonfield, New Jersey
August 4, 1994